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                                                                   EXHIBIT 23(d)

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Consumers Energy Company of our report dated January 17, 2003 relating to the financial statements of Midland Cogeneration Venture L.p., which appears in this registration statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Detroit, Michigan
December 10, 2003